Contact:
Lawrence A. Gyenes	Seth Lewis
Senior Vice President, CFO & Treasurer	Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(973) 486-8860	(646) 378-2952
FOR IMMEDIATE RELEASE
Columbia Laboratories Reports First Quarter 2012 Financial Results
Management will host Conference Call at 11:00AM ET Today

LIVINGSTON, NJ - May 4, 2012- Columbia Laboratories, Inc. (Nasdaq: CBRX) today reported financial results for the three-month period ended March 31, 2012. Highlights of the first quarter include:

•
Total net revenues were $3.8 million, compared to $12.5 million for the first quarter of 2011. The 2011 quarter included $8.4 million of the amortization of the $34 million gain on the sale of the progesterone assets in July 2010 to Watson Pharmaceuticals, Inc. (“Watson”); amortization concluded in the second quarter of 2011.

•
Net product revenues were $3.1 million in the first quarter of 2012, compared to $3.5 million in the first quarter of 2011 due to the absence of sales of STRIANT, coupled with relatively flat sales to Merck Serono S.A. (“Merck Serono”) and Watson, in 2012.

•	Net income was $5.0 million, including a $6.2 million positive non-cash adjustment, or $0.06 per basic and $(0.02) per diluted share.

•	Cash, cash equivalents and short-term investments at March 31, 2012 were $22.7 million.

•
Transferred the new drug application (“NDA”) for progesterone vaginal gel 8% for preterm birth to Watson, for which Watson received a Complete Response Letter (“CRL”) from the U.S. Food and Drug Administration (“FDA”).

•	Completed a 42% workforce reduction that will generate annual savings of $1.5 million.

•	Engaged Cowen and Company as the Company's independent financial advisor to assist in evaluating potential strategic transactions.
Frank Condella, Columbia's President and CEO, said, “Our partners, Watson and Merck Serono, continue to generate strong in-market CRINONE growth in their respective territories. For example, total prescriptions in the U.S. increased 48% versus first quarter 2011 levels. However, our first quarter 2012 revenues do not align with this growth due to fluctuations in inventory levels and a batch for international markets that did not meet specifications and so could not be shipped. Assuming in-market sales remain robust, we expect our revenue growth will better reflect this in the coming quarters.
“We are pleased that Watson sees a potential pathway to approval for progesterone vaginal gel 8% for preterm birth and remains in active, productive discussions with the FDA. After Watson received the CRL for the preterm birth NDA we took decisive action, including a 42% workforce reduction, to streamline the Company's operations. As a result, we expect to be cash flow neutral-to-positive beginning in the second quarter of this year,” Condella concluded.
First Quarter Financial Results
Total net revenues for the first quarter of 2012 were comprised of net product revenues primarily for domestic and international sales of CRINONE® (progesterone gel) to Watson and Merck Serono, respectively, and royalties from Watson. In the first quarter of 2011, total net revenues also included sales of STRIANT® (testosterone buccal system) and the amortization of deferred revenue recognized

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com from the sale of assets to Watson.
In the first quarter of 2012, net product revenues were $3.1 million, compared to $3.5 million in the first quarter of 2011. The decrease was primarily due to a $0.4 million decline in STRIANT revenues due to the sale of STRIANT to Actient Pharmaceuticals, LLC (“Actient”) in April 2011, coupled with relatively flat sales to Merck Serono and Watson. Sales were flat primarily due to a batch of product planned for Merck Serono that did not meet specifications and could not be shipped in the quarter.
Total royalty revenues were $0.7 million in the first quarter of 2012, compared to $0.6 million in the first quarter of 2011, primarily reflecting royalty revenues from Watson on CRINONE products.
There were no other revenues in the first quarter of 2012, compared to other revenues of $8.4 million in the first quarter of 2011 due to the amortization of the deferred revenue recognized from the sale of assets to Watson. The Company amortized $34 million in deferred gains over four quarters from July 2, 2010 through June 30, 2011, representing the estimated remaining development period for progesterone vaginal gel 8% in the preterm birth indication.
As a result, total net revenues for the first quarter of 2012 were $3.8 million, compared to $12.5 million for the first quarter of 2011.
Gross profit margin on total net revenues was 48% for the first quarter of 2012, compared to 84% in the first quarter of 2011. Gross profit on net product revenues for the first quarter of 2012 was 36% compared with 41% in the same period in 2011. The lower profit margin in the 2012 quarter resulted primarily from an inventory reserve for the CRINONE batch order which did not meet specifications and was destined for certain of Merck Serono's higher-margin markets.
Total net operating expenses were $3.1 million in the first quarter of 2012 compared to $3.8 million in the prior year period.

•	There were no selling and distribution expenses in the first quarter of 2012, reflecting the sale of STRIANT to Actient.

•
General and administrative costs were $2.6 million in the first quarter of 2012 compared to $2.4 million in the 2011 quarter. The increase was due to severance costs related to the workforce reduction announced in March 2012 offset, in part, by lower legal and consulting expenses.

•
Research and development costs were $0.6 million in the first quarter of 2012, compared to $1.3 million in the 2011 quarter, primarily reflecting the reimbursement by Watson of all R&D expenses related to the investigational preterm birth indication, offset by severance costs recorded in the quarter.

The operating loss in the first quarter of 2012 was $1.3 million, compared to operating income of $6.7 million in the prior year period. The change primarily reflects the amortization in 2011 of $8.4 million in revenue related to the gain on the sale of the progesterone assets to Watson, the $0.3 million decrease in net product revenues, $0.4 million in 2012 inventory write-offs and $0.5 million in 2012 severance-related costs offset, in part, by a $1.2 million reduction in other operating expenses in the first quarter of 2012.
Other income and expense aggregated to net income of $6.2 million for the first quarter of 2012, compared to a net expense of $7.9 million in the first quarter of 2011, primarily reflecting the recognition of the decrease in the fair value of the warrants issued in conjunction with the October 2009 stock issuance resulting from the decrease in Columbia's stock price from December 31, 2011, to March 31, 2012.

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TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

As a result, the Company reported net income of $5.0 million, including a $6.2 million positive non-cash adjustment, compared to a net loss of $1.2 million for the first quarter of 2011. On a per share basis, net income was $0.06 per basic and $(0.02) per diluted share for the first quarter of 2012, versus $(0.01) per basic and diluted share for the first quarter of 2011.

Cash and Equivalents
At March 31, 2012, Columbia had cash, cash equivalents and short-term investments of $22.7 million, compared to cash, cash equivalents and short-term investments of $25.1 million at December 31, 2011. The decrease was driven primarily by the $1.0 million required to complete the capacity expansion program and a $1.6 million increase in inventory in anticipation of the approval and launch of the 8% progesterone gel for the preterm birth indication. This inventory is now being re-worked to support CRINONE sales.

Financial Outlook
Columbia has streamlined the organization to operate as cash flow neutral-to-positive, while maintaining its significant upside potential from milestone payments and royalties if Watson is successful in gaining FDA approval and commercializing a progesterone product for the preterm birth indication. Other assets include potential net operating loss carryforwards; issued and pending patents globally; and two early-stage drug candidates. The Company is evaluating potential strategic transactions to add value for its stockholders.
Conference Call
As previously announced, Columbia Laboratories will hold a conference call to discuss financial results for the first quarter ended March 31, 2012, as follows:

Date:	Friday, May 4, 2012
Time:	11:00 am ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.columbialabs.com, under 'Investor'
The teleconference replay will be available two hours after completion through Friday, May 11, 2012, at (855) 859-2056 (U.S. & Canada) or (404) 537-3406. The conference ID for the replay is 75256657. The archived webcast will be available for one year on the Company's website, www.columbialabs.com, in the 'Investor' section under 'Events'.
About Columbia Laboratories
Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® 8% (progesterone gel), which is marketed by Watson Pharmaceuticals, Inc. in the United States and by Merck Serono S.A. in over 60 foreign countries. Watson is pursuing FDA approval in the U.S. of progesterone vaginal gel to reduce the risk of preterm birth in women with premature cervical shortening, and Columbia maintains its financial interest in the product.

Columbia's press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “intends,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Watson's and Merck Serono's success in marketing CRINONE for use in infertility in their respective markets;
Watson's and Merck Serono's continued desire to develop progesterone vaginal gel 8% for the preterm birth indication in the U.S. and rest of the world, respectively; Columbia's ability to timely regain compliance with the Nasdaq minimum closing bid price rule; Watson's success in obtaining timely approval, if any, of a new drug application (NDA) by the U.S. Food and Drug Administration (FDA) for progesterone vaginal gel 8% for the preterm birth indication; Merck Serono's success in obtaining timely marketing approvals, if any, of progesterone vaginal gel 8% for the preterm birth indication in countries outside the U.S.; the timing and level of success of a future product launch for the preterm birth indication, if any; successful development of a next-generation vaginal progesterone product; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations, including Medicaid; the ability to obtain and enforce patents and other intellectual property rights; the impact of competitive products and pricing; the evaluation of potential strategic transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia's reports filed with the SEC. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE® is a registered trademark of Watson Pharmaceuticals, Inc.
STRIANT® is a registered trademark of Actient Pharmaceuticals, LLC.

Financial tables follow

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,551,395	$10,114,163
Short-term investments	15,187,609	15,023,999
Accounts receivable, net	2,827,235	4,695,410
Inventories	4,846,368	3,635,730
Prepaid expenses and other current assets	988,645	667,927
Total current assets	31,401,252	34,137,229
Property and equipment, net	2,389,478	1,481,071
Other assets	462,485	464,286
TOTAL ASSETS	$34,253,215	$36,082,586

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,352,276	$3,526,171
Accrued expenses	2,279,259	3,016,596
Deferred revenues	62,500	93,750
Total current liabilities	5,694,035	6,636,517
Deferred revenue	43,135	46,416
Common stock warrant liability	1,909,479	8,168,846
TOTAL LIABILITIES	7,646,649	14,851,779
COMMITMENTS AND CONTINGENCIES
Contingently redeemable series C preferred stock, 600 shares issued and outstanding (liquidation preference of $600,000)	600,000	600,000
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 1,000,000 shares authorized,
Series B convertible preferred stock, 130 shares issued and outstanding (liquidation preference of $13,000)	1	1
Series E convertible preferred stock,22,740 shares issued and outstanding (liquidation preference of $2,274,000)	227	227
Common Stock $.01 par value; 150,000,000 shares authorized; 87,367,313 shares issued	873,673	873,673
Capital in excess of par value	278,372,073	278,060,138
Less cost of 36,448 treasury shares	(125,381)	(125,381)
Accumulated deficit	(253,328,360)	(258,282,753)
Accumulated other comprehensive income	214,333	104,902
TOTAL SHAREHOLDERS' EQUITY	26,006,566	20,630,807
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$34,253,215	$36,082,586

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2012	2011
REVENUES
Net product revenues (including amounts from related parties:
2012 - $240,401; 2011 - $426,780)	$3,118,632	$3,464,944
Royalties (including amounts from related parties:
2012 - $600,000; 2011 - $540,000)	680,377	600,813
Other revenues (including amounts from related parties:
2012 - $0; 2011 - $8,393,926)	34,532	8,428,582
Total net revenues	3,833,541	12,494,339
COST OF PRODUCT REVENUES
Cost of product revenues (including amounts from related parties:
2012 - $218,546; 2011 - $388,133)	2,002,986	2,034,838
Gross profit	1,830,555	10,459,501
OPERATING EXPENSES:
Selling and distribution	—	57,842
General and administrative	2,551,325	2,356,478
Research and development	553,678	1,345,601
Total operating expenses	3,105,003	3,759,921
(Loss) income from operations	(1,274,448)	6,699,580
OTHER INCOME (EXPENSE):
Interest income	59,121	1,525
Interest expense	—	(3,888)
Change in fair value of redeemable warrants	—	(2,721,205)
Change in fair value of stock warrants	6,259,367	(5,058,111)
Other, net	(86,971)	(101,860)
Total other income (expense)	6,231,517	(7,883,539)
Income (loss) before taxes	4,957,069	(1,183,959)
Provision for income taxes	(2,676)	(2,928)
NET INCOME (LOSS)	$4,954,393	$(1,186,887)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.06	$(0.01)
Diluted	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	87,295,985	83,703,219
Diluted	87,295,985	83,703,219

354 Eisenhower Parkway • Plaza I, Second Floor • Livingston, NJ 07039
TEL: (973) 994-3999 • FAX: (973) 994-3001 • http://www.columbialabs.com